UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2023

Cosmos Group Holdings Inc.
.(Exact name of registrant as specified in its charter)

Nevada	000-55793	90-1177460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37th Floor, Singapore Land Tower 50 Raffles Place Singapore	048623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +65 6829 7017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	COSG	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2023, 8M Limited (“8M”), a fully owned subsidiary of Cosmos Group Holdings Inc. (“COSG”, the “Company”), And JL Investments Capital Limited (“JL Investments”) entered into a Loan Agreement, whereby JL Investments has agreed to make available to 8M a loan in the amount of HK$190,000,000 (the “Loan”). 8M shall pay interest to JL Investments on the unpaid principal amount of the Loan at the rate of 10% per annum. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as exhibit 10.1.

On March 28, 2023, 8M and Ta Yang Group Holdings Limited (“Ta Yang”) entered into an Uncommitted Revolving Term Loan Facility Agreement (the “Facility Agreement”), whereby 8M has agreed to make available to Ta Yang an uncommitted revolving term loan facility in the amount of HK$190,000,000 (the “Facility”). Ta Yang shall pay interest for each advance made under each individual drawdown notice at the rate of 24% per annum. The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Loan Agreement between 8M Limited and JL Investments Capital Limited dated March 28, 2023
10.2	Form of Uncommitted Revolving Term Loan Facility Agreement between 8M Limited and Ta Yang Group Holdings Limited dated March 28, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosmos Group Holdings, Inc.

Date: April 3, 2023	By:	/s/ Man Chung CHAN
Man Chung CHAN
Chief Executive Officer

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